UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2015 annual meeting of shareholders of Kite Realty Group Trust ("Kite Realty" or the "Company") took place on May 21, 2015. At the meeting, shareholders elected nine trustees to serve one-year terms expiring at the 2016 annual meeting of shareholders. Each of the nominees as listed in the Company's proxy statement was elected. The shares voted for or withheld as to each nominee were as follows:

Nominee	For	Withheld
John A. Kite	66,253,468	1,705,468
William E. Bindley	65,904,511	2,054,425
Victor J. Coleman	65,906,700	2,052,236
Lee A. Daniels	67,749,004	209,932
Gerald W. Grupe	67,773,834	185,102
Christie B. Kelly	67,775,847	183,089
David R. O'Reilly	65,905,826	2,053,110
Barton R. Peterson	66,348,803	1,610,133
Charles H. Wurtzebach	67,694,322	264,614

____________________
*	There were a total of 7,229,958 Broker Non-Votes for each trustee nominee.

At the annual meeting, the shareholders voted to decrease the total number of authorized shares from 400 million to 225 million. The shares voted for, against, and abstaining on this proposal were as follows:

	For	Against	Abstain
Decrease the total number of authorized shares	72,798,107	2,124,163	266,624

At the annual meeting, the shareholders voted on a non-binding resolution to approve the compensation of the Company's executive officers. The shares voted for, against, and abstaining on this proposal were as follows:

	For	Against	Abstain
Advisory vote on executive compensation	35,314,554	32,398,972	245,410

____________________
*	There were a total of 7,229,958 Broker Non-Votes related to the advisory vote on executive compensation.

At the annual meeting, the shareholders voted to ratify the appointment of Ernst & Young, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The shares voted for, against, and abstaining on this proposal were as follows:

	For	Against	Abstain
Ratification of Ernst & Young, LLP as the Company's independent registered public accounting firm	74,733,728	340,774	114,392

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 22, 2015	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and
Chief Financial Officer